UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2020, Knowles Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2020 and posted on its website at http://investor.knowles.com presentation slides which summarize certain of its results of operations for the quarter ended March 31, 2020. Knowles Corporation's quarterly financial conference call and webcast will be held on May 4, 2020. A copy of the press release is being furnished as Exhibit 99.1 hereto and a copy of the presentation slides is being furnished as Exhibit 99.2 hereto.

The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
 Item 8.01 Other Events.

Knowles Corporation is filing this Current Report on Form 8-K to supplement its risk factors included in Part I, Item 1A, Risk Factors to its Annual Report on Form 10-K for the year ended December 31, 2019.

Supplemental Risk Factor

Financial condition and results of operations have been and are expected to continue to be adversely impacted by the recent COVID-19 pandemic.

The effects on our operations due to the public health crisis caused by the COVID-19 pandemic and the measures being taken to limit COVID-19's spread have negatively impacted our operations and financial results and future impacts are uncertain and difficult to predict, but may include:

◦The effects of the COVID-19 pandemic on our business may extend well beyond the current health crisis and immediate related governmental action. Disruptions resulting from COVID-19 has caused some of our customers to take cost-cutting actions. As a result, we are experiencing lower demand for products, customer requests for potential payment deferrals, pricing concessions, delays of deliveries and other contract modifications. In addition, shifts in consumer spending and market downturns due to pandemic fears and the measures taken to contain its spread have negatively impacted demand for our products, primarily in our Audio segment, and may continue to have a significant negative impact to our markets.
◦We may be restricted or prevented from conducting business activities for indefinite or intermittent periods of time, including as a result of employee health and safety concerns, shutdowns, shelter in place orders, travel restrictions and other actions and restrictions that may be requested or mandated by governmental authorities. For example, the governments in Malaysia and the Philippines have imposed restrictions on the number of workers in our facilities in those countries to accommodate social distancing measures. If those restrictions were to extend in scope or continue for a significant period of time, it could have a material negative impact on our results of operations. We also experienced a temporary reduction of our manufacturing and operating capacity in China as a result of government-mandated actions to control the spread of COVID-19. While those restrictions have been lifted, they may be reinstated as the pandemic continues to evolve. In addition, our U.S. facilities have been designated as an essential business in jurisdictions where facility closures have been mandated, but we can give no assurance that this will not change in the future or that our business will continue to be classified as essential in each of the U.S. jurisdictions in which we operate.
◦To date we have not experienced significant disruption to our supply chain. However, if our suppliers' operations were to be impacted, we may need to seek alternative suppliers, which may result in higher supply chain costs to us, supplies not being available, or delays in shipments to us and subsequently to our customers.
◦We have experienced increased costs resulting from efforts to mitigate the impact of COVID-19 through social distancing measures (such as limiting or reducing the number of workers at our sites), as well as incremental costs associated with enhanced cleaning measures, providing workers with personal protection equipment, and providing lodging costs in Asia for employees prevented from commuting to our facilities.

◦The Company believes that our future cash flow from operations and access to capital markets will provide adequate resources to fund our future working capital needs, capital expenditures, and strategic investments. However, the uncertainty regarding the duration and severity of the COVID-19 pandemic, including the effect on our product markets, pose heightened risks to our liquidity. In the first quarter of 2020, the Company borrowed $100 million under its existing revolving credit agreement in order to increase its cash position and preserve financial flexibility out of an abundance of caution. In the future, conditions in the financial and credit markets may limit the future availability of funding or increase the cost of funding.

These and other impacts of the COVID-19 pandemic could have the effect of heightening many of the other risk factors disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019. The ultimate impact on our business and results of operations depends on the severity and duration of the COVID-19 pandemic and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:
Exhibit Number	Description
99.1	Press release of Knowles Corporation dated May 4, 2020.
99.2	Presentation slides dated May 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: May 4, 2020	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary